UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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         Date of Report (Date of earliest event reported): June 30, 2006

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of Registrant as specified in its charter)

                            Retail HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

               DELAWARE                                001-16369                             13-5674085
    (State or other jurisdiction of             Commission File Number          (I.R.S. Employer Identification No.)
            incorporation)
                                                  --------------

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The quantity of shares of Lowe's Companies, Inc. (NYSE: "LOW") represented by each 100 share round lot of Retail HOLDRS has increased to 28 shares (from 14) due to a 2 for 1 stock split. Therefore, effective July 7, 2006 deposits of Lowe's Companies, Inc. common stock for the creation of Retail HOLDRS increased to 28 shares.

As a result of the merger between SUPERVALU INC. (NYSE: "SVU") and Albertson's, Inc., (NYSE: ABS) effective June 2, 2006, SUPERVALU INC. replaced Albertson's, Inc. as an underlying security of the Retail HOLDRS. For the 8 shares of Albertson's, Inc. per 100 shares round lot of Retail HOLDRS, The Bank of New York received 1.456 shares of SUPERVALU INC. and $162.80 in cash. The Bank of New York distributed the cash on June 13, 2006 at a rate of $1.628 per depositary share of Retail HOLDRS.

Item 9.01.     Financial Statements and Exhibits

               (c)     Exhibits

                       99.1 Retail HOLDRS Trust Prospectus Supplement dated June 30, 2006 to Prospectus dated February
                                17, 2006.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MERRILL LYNCH, PIERCE, FENNER &
                                               SMITH INCORPORATED


Date:  August 10, 2006                       By: /s/Satyanarayan R. Chada
                                                 -----------------------------
                                                 Name:   Satyanarayan R. Chada
                                                 Title:  First Vice President


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


                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) Retail HOLDRS Trust Prospectus Supplement dated June 30, 2006 to Prospectus dated February 17, 2006.


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